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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" and to the use of our reports as follows, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-36341) and related Prospectus of RentX Industries, Inc. dated November 17, 1997:


o Report dated August 29, 1997, with respect to the financial statements of RentX Industries, Inc. as of January 31, 1997 and for the period from May 15, 1996 (commencement of operations) through January 31, 1997
o Report dated July 2, 1997, with respect to the combined financial statements of Rental Country U.S.A., Inc., Rifle Rentals, Inc., G.R.M. Company, Inc., and Rocky Mountain Rentals, Inc. (dba E-Z Way Rentals) for the years ended December 31, 1994 and 1995 and for the seven month period ended July 31, 1996
o Report dated July 18, 1997, with respect to the financial statements of Redwine Enterprises, Inc., fka U-Rent, Inc., for the period from January 1, 1996 through October 31, 1996
o Report dated July 11, 1997, with respect to the combined financial statements of Hays Rental and Sales of El Dorado, Inc., Hays Rental and Sales of Camden, Inc., Hays Rental and Sales of Magnolia, Inc., Hays Rental and Sales of Hot Springs, Inc., Hays Rental and Sales of Arkadelphia, Inc. and Hays Leasing Company, Inc. (dba Hays Rental and Sales) as of October 31,
   1996 and 1995 and for each of the three years in the period ended
   October 31, 1996
o Report dated May 28, 1997, with respect to the financial statements of CVR, Inc. (formerly Central Virginia Rental Company) as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996
o Report dated June 6, 1997, with respect to the financial statements of Newmanco, Inc. (dba A-1 Rental Centers) as of September 30, 1995 and 1996 and for each of the three years in the period ended September 30, 1996
o Report dated July 30, 1997, with respect to the financial statements of Titus Rental Service Companies, Inc. (dba Suburban Rent-It Company and Able Party Rental) as of March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997
o Report dated July 11, 1997, with respect to the financial statements of Mer-Cal Enterprises, Inc. (dba Duncan Rent-Alls) as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996
o Report dated August 8, 1997, with respect to the financial statements of Redi Rentals, Inc. as of May 31, 1996 and 1997 and for the years ended
   May 31, 1995, 1996 and 1997.



                                         Ernst & Young LLP


Denver, Colorado

November 17, 1997